UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

PLAYAGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ii

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JULY 1, 2020

The following Notice of Virtual Meeting Option for the 2020 Annual Meeting of Stockholders relates to and supplements the 2020 Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of PlayAGS, Inc. (the “Company”), filed with the Securities and Exchange Commission on May 12, 2020 and subsequently mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, July 1, 2020.

On June 17, 2020, the Company issued the attached press release related to the virtual meeting option for the Annual Meeting. As described below, the Company is now offering a virtual meeting option to its Annual Meeting as a result of the continuing concerns surrounding the COVID-19 pandemic.

Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

AGS announces VIRTUAL MEETING OPTION For 2020 Annual Meeting of Stockholders

LAS VEGAS — June 17, 2020: AGS (NYSE: AGS) (the “Company”) today announced that it is offering a virtual meeting option to its 2020 Annual Meeting of Stockholders (“Annual Meeting") as a result of continuing concerns surrounding the COVID-19 pandemic.

The  Annual Meeting will still be held on Wednesday, July 1, 2020 at 8 a.m. PDT at the Company’s global corporate headquarters at 5475 S. Decatur Blvd., Suite 100, Las Vegas, Nevada 89118. However, stockholders are strongly encouraged to avail themselves of the virtual meeting option rather than attending in person.

Instructions on how to attend and participate in the Annual Meeting virtually will been posted at www.virtualshareholdermeeting.com/AGS2020. Stockholders who choose to attend the virtual Annual Meeting will need their 16-digit control number included with the Notice of Internet Availability or proxy card.  By following the instructions on the website, stockholders will be able to vote their shares virtually.

Any stockholder who attends the Annual Meeting in person is encouraged to wear a mask or face covering and may be subject to additional screening requirements, including responding to questions about COVID-19 symptoms.

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About AGS

AGS is a global company focused on creating a diverse mix of entertaining gaming experiences for every kind of player. Our roots are firmly planted in the Class II Native American gaming market, but our customer-centric culture and growth have helped us branch out to become a leading all-inclusive commercial gaming supplier. Powered by high-performing Class II and Class III slot products, an expansive table products portfolio, real-money gaming platforms and content, highly rated social casino solutions for operators and players, and best-in-class service, we offer an unmatched value proposition for our casino partners. Learn more at playags.com.

Forward-Looking and Cautionary Language

This release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the public offering and other statements identified by words such as “believe,” “will,” “may,” “might,” “likely,” “expect,” “anticipates,” “intends,” “plans,” “seeks,” “estimates,” “believes,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of AGS, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in AGS’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of AGS to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, have its games approved by relevant jurisdictions and other factors set forth under the section entitled “Risk Factors” its annual report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2020, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. AGS expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:

Julia Boguslawski, Chief Marketing Officer and Executive Vice President of Investor Relations
jboguslawski@PlayAGS.com

©2020 PlayAGS, Inc. All Rights Reserved. All® notices signify marks registered in the United States.  All ™ and ℠ notices signify unregistered trademarks.